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EXHIBIT 99.1  Press release issued October 19, 1999



FOR IMMEDIATE RELEASE
Investor Relations:                   Company:
Alan Stone & Company                  LifePoint, Inc.
(310) 444-3940                        (909) 466-8047 x 400
				      e-mail:  lifepoint@LFPT.com
Media Relations:                      Website: www.lifepointinc.com
The Blaine Group                      Contact: Linda H. Masterson, CEO & Pres.
(310) 360-1499

LIFEPOINT ANNOUNCES REDUCED REQUIREMENT FOR FUNDING
 AND ENGAGEMENT OF INVESTMENT BANKER

ONTARIO, Calif. -October 19, 1999- LifePoint, Inc. (OTC BB: LFPT), a developer of rapid, non-invasive testing products using saliva, announced today the Company only anticipates an additional $4.5 million external funding to initiate manufacturing, marketing and sales of its first product. Due to the fact that LifePoint completed the first four months of its fiscal year at almost $500,000 under budget, the recently revised budget shows a 35% reduction from the previous estimates of $7 million to reach market after the completion of the pre-production instrument, scheduled during the first quarter of 2000.

LifePoint also announced that it has engaged the services of LBC Capital Resources, Inc. to seek $6 to $7 million in gross proceeds through a private placement offering pursuant to Regulation D of the Securities Act of 1933
during the next 90 days.   LBC Capital Group is a NASD Broker Dealer that
specializes in private placements for healthcare companies.

	 "We have vertically integrated our engineering development more than originally planned and, as a result, have been able to significantly reduce our engineering costs," stated Linda Masterson, President and CEO of
LifePoint, Inc.   "Because of this significant reduction in capital
requirements, LifePoint has now shifted its focus from a $10 million public offering to a smaller private placement of $6 to $7 million. With this change in approach, LifePoint's Board of Directors is also NOT currently considering a reverse split that may have been required in conjunction with a public offering. We are pleased to select LBC Capital Group from several highly qualified NASD investment banking firms. LBC Capital's track record for private placements for pre-revenue healthcare is excellent, even under difficult capital market conditions."

LifePoint, Inc. is a late development stage company designing a unique product that will provide immediate, on-site diagnostic results without the need to take blood or urine. LifePoint is focused on the commercialization of the flow immunosensor technology licensed from the Naval Research Laboratories. This patented technology, when used in conjunction with saliva as a non-invasive test specimen using the Company's proprietary collection technology, will allow LifePoint to develop a broadly applicable non-invasive, rapid, on-site diagnostic test system. The LifePointT test system could be used for rapid diagnostic testing, for screening, and therapeutic drug monitoring in non-medical environments such as the workplace, home health care, ambulances, pharmacies, and law enforcement. The first product under development is for the simultaneous detection of drugs of abuse and alcohol. The market potential for this product is estimated to be $750 million and growing to over $1 billion by 2002. Marketing to the non-medical markets is anticipated to begin during the third quarter of 2000.

For more information on LifePoint, Inc. visit www.lifepointinc.com or call (909) 466-8047 x 400.

This press release contains forward-looking statements regarding future events and the future performance of LifePoint, Inc. that involve risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, the early stage of product development, the need for additional funding, the initiation and completion of clinical trials and dependence on third parties for clinical testing and marketing. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission.

LifePoint(TM) is a trademark of LifePoint, Inc.

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